BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170103166-47
Barbara K. Cegavske	Filing Date and Time
Secretary of State	03/08/2017 10:38 AM
State of Nevada	Entity Number
	E0110582017-4

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Kiwa Bio-Tech Products Group Corporation
2. Registered Agent for Service of Process: (check only one box)	☑ Commercial Registered Agent: InCorp Services, Inc. (Name) ☐ Noncommercial Registered Agent (name and address below) *OR* ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with *par value:* 120,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Yvonne Wang (Name) 310 N. Indian Hill Boulevard, #702 (Street Address) — Claremont (City) — CA (State) — 91711 (Zip Code) 2) Feng Li (Name) 310 N. Indian Hill Boulevard, #702 (Street Address) — Claremont (City) — CA (State) — 91711 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* Legal purposes only. — **6. Benefit Corporation:** (see instructions) ☐ Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Yvonne Wang (Name) — X (signature) (Incorporator Signature) 310 N. Indian Hill Boulevard, #702 (Address) — Claremont (City) — CA (State) — 91711 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 2/15/2017 (Date)

This form must be accompanied by appropriate fees.

ATTACHMENT TO ARTICLES OF INCORPORATION

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

Section 3. Authorized Stock. The Authorized stock of the corporation shall be 100,000,000 shares of Common Stock par value $0.001 and 20,000,000 shares of Preferred Stock par value $0.001.

Section 4. Names and addresses of the Board of Directors/Trustees:

Additional Directors:

3) Qi Wang; 310 N. Indian Hill Boulevard $702, Claremont, CA 91711.

4) Yong Chang Wu; 310 N. Indian Hill Boulevard $702, Claremont, CA 91711.